CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for Rady Monthly High Income Fund, Rady Bear Fund, Rady Commodity Fund, Rady Small Cap Value Fund, Rady Growth and Income Fund, Rady Tactical Long/Short Fund, and Rady Multi-Strategy Alternative Fund, each a series of the Northern Lights Fund Trust, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment to the Northern Lights Fund Trust Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

October 13, 2011